SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Core Bond Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Diversified Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Diversified Large Cap Growth Portfolio	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Diversified Stock Portfolio	First 500M Next 500M Next 2B Next 2B Next 3B Next 4B Over 12B	0.20 0.18 0.16 0.14 0.12 0.11 0.10
Emerging Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Index Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.10 0.10 0.075 0.075 0.050
International Growth Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
International Value Portfolio	First 500M Next 500M Next 1B Next 2B Over 4B	0.80 0.75 0.70 0.675 0.65
Large Company Value Portfolio[1]	First 500M Next 500M Next 1B Next 2B Next 4B Next 4B Next 4B Over 16B	0.65 0.625 0.60 0.575 0.55 0.525 0.50 0.475
Managed Fixed Income Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Real Return Portfolio	First 500M Next 500M Next 2B Next 2B Over 5B	0.40 0.375 0.35 0.325 0.30
Short-Term Investment Portfolio	0.10
Small Company Growth Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Small Company Value Portfolio	First 500M Next 500M Next 1B Next 1B Next 1B Over 4B	0.80 0.775 0.75 0.725 0.70 0.68
Stable Income Portfolio	First 1B Next 4B Next 3B Over 8B	0.30 0.275 0.25 0.225

1. On November 16, 2016 the Board of Trustees of Wells Fargo Master Trust approved a reduction to the advisory fees for the Large Company Value Portfolio.  Effective on or about February 1, 2017 the advisory fees will be:  First 1B 0.35; Next 4B 0.325; Over 5B 0.30

Schedule A amended:  November 16, 2016

                The foregoing fee schedule is agreed to as of November 16, 2016 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:

      C. David Messman

      Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:
Paul Haast

      Senior Vice President